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                                                                    EXHIBIT 3.23


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                 IASIS HOME INFUSION & MEDICAL EQUIPMENT, INC.


         IASIS Home Infusion & Medical Equipment, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation").

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of IASIS Home Infusion & Medical Equipment, Inc. by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:

         "The name of the corporation is DecisionPoint Services, Inc."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon written waiver of notice signed by all stockholders at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon the earlier of filing with the Secretary of State of Delaware or July 9, 2004.

                           [Signature Page to Follow]

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         IN WITNESS WHEREOF, said IASIS Home Infusion & Medical Equipment, Inc.
has caused this certificate to be signed by Frank A. Coyle, its Secretary, this 9th day of July, 2004.



                                                   /s/ Frank A. Coyle
                                             ------------------------------
                                             By:  Frank A. Coyle, Secretary